As filed with the Securities and Exchange Commission on August 11, 2000
                                                  Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                         Digital Insight Corporation
           (Exact name of registrant as specified in its charter)
                             ___________________

             Delaware                               77-0493142
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

                              26025 Mureau Road
                         Calabasas, California 91302
                               (818) 871-0000
        (Address and telephone number of principal executive offices)
                             ___________________

              AnyTime Access, Inc. 1997 Stock Plan, as Amended
                           (Full title of the plan)
                             ___________________

                               Kevin McDonnell
Senior Vice President, Finance & Administration, Chief Financial Officer and
                                  Secretary
                         Digital Insight Corporation
                              26025 Mureau Road
                         Calabasas, California 91302
                   (Name and address of agent for service)
                             ___________________

         Telephone number, including area code, of agent for service:
                               (818) 871-0000
                             ___________________

                      CALCULATION  OF REGISTRATION  FEE


                                 Proposed    Proposed
                                 maximum     maximum
Title of           Amount        offering    aggregate     Amount of
securities         to be         price       offering      registration
to be registered   registered(1) per unit    price         fee
-------------------------------------------------------------------------
Common Stock,
$0.001 par value
-------------------------------------------------------------------------
   Subject to
   outstanding       68,442 (2)  $9.10(3)   $622,823(3)   $165(3)
   options under
   the 1997 Stock
   Plan
-------------------------------------------------------------------------
   Reserved under
   the 1997 Stock    283,822(2)  $26.47(4)  $7,512,769(4)  $1,984(4)
   Plan
-------------------------------------------------------------------------
      TOTAL            352,264              $8,135,592     $2,149
-------------------------------------------------------------------------


(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration
       Statement has been broken down into two subtotals.

(2) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the 1997 Stock Plan (the "Plan") may become subject to the Plan.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the price at which the options under the Plan may be exercised.
(4) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on August 9, 2000, as reported on the Nasdaq National
       Market and published in The Western Edition of The Wall Street
       Journal.

       The Exhibit Index for this Registration Statement is at page 9.


                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

         The following documents of Digital Insight Corporation (the "Registrant") filed with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Registrant's fiscal year ended December 31, 1999;

     (b) Quarterly Report on Form 10-Q for the Registrant's fiscal quarter ended March 31, 2000;

     (c) Current Reports on Forms 8-K filed with the Commission on April 14, 2000 and July 6, 2000; and

     (d) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A(12) filed on September 27, 1999, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Registrant's Common Stock, par value $0.001, is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. The Company's Bylaws provide for the mandatory indemnification of its directors, officers, employees and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index at page 9.

Item 9.  Undertakings

     (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                       (i)  To include any prospectus required
              by Section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any
              facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                       (iii)    To include any material
              information with respect to the plan of
              distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 11th day of August, 2000.



                              DIGITAL INSIGHT CORPORATION,
                              a Delaware corporation


                              By:  /s/ Kevin McDonnell
                                   -------------------------------
                                   Kevin McDonnell, Senior Vice
                                   President, Finance &
                                   Administration, Chief Financial
                                   Officer and Secretary

                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints John Dorman and Kevin McDonnell, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                Title                       Date


/s/ John Dorman             President, Chief Executive   August 11, 2000
--------------------        Officer and Chairman of the
John Dorman                 Board (Principal Executive
                            Officer)


/s/ Brady L. "Tripp" Rackley III   Vice Chairman         August 11, 2000
--------------------------------   of the Board
Brady L. "Tripp" Rackley III


/s/ Kevin McDonnell         Senior Vice President,       August 11, 2000
---------------             Finance & Administration,
Kevin McDonnell             Chief Financial Officer,
                            Secretary and Director
                           (Principal Financial and
                            Accounting Officer)


---------------------       Director
Paul Fiore


/s/ John Jarve              Director                     August 11, 2000
---------------------
John Jarve


/s/ James McGuire           Director                     August 11, 2000
---------------------
James McGuire


---------------------       Director
Robert North

                              EXHIBIT INDEX

Exhibit
Number               Description of Exhibit


4.1       AnyTime Access, Inc. 1997 Stock Plan.

4.2       Amendment to the AnyTime Access, Inc. 1997 Stock Plan.

5.        Opinion of Counsel (opinion re legality).

23.1      Consent of Independent Accountants.

23.2      Consent of Counsel (included in Exhibit 5).

24.       Power of Attorney (included in this Registration
          Statement under "Signatures").